CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust and to the use of our report dated June 28, 2016 on the financial statements and financial highlights of the Toreador International Fund, Toreador Core Fund, and Toreador Explorer Fund. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which are also incorporated by reference into Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-1A of the World Funds Trust regarding the Prospectus and Statement of Additional Information of Toreador Select Fund, a series of World Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2016